- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

                             ---------------------


      Date of Report (Date of Earliest Event Reported) -- JANUARY 19, 1995


                            ------------------------

                                  PFIZER INC.
             (Exact name of registrant as specified in its Charter)

          DELAWARE                      1-3619                    13-5315170
(State or other jurisdiction    (Commission File Number)  (I.R.S. Identification No.)
     of incorporation)

                    235 EAST 42ND STREET, NEW YORK, NEW YORK      10017
                    (Address of principal executive office)     (Zip Code)

                    REGISTRANT'S TELEPHONE NUMBER, INCLUDING
                            AREA CODE (212) 573-2323

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

CA235251/0028323

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    Item 7 is amended to include the financial statements of the SmithKline Beecham Animal Health (SBAH) business and pro forma financial information required pursuant to Article 11 of Regulation S-X as follows:

(a) Financial statements of the business acquired, prepared in accordance with accounting principles generally accepted in the United Kingdom pursuant to Rule 3-05 of Regulation S-X and provided to Pfizer Inc. by SmithKline Beecham plc.

    Audited financial statements of the SmithKline Beecham Animal Health business

                                                                           PAGE
                                                                          ------
Report of Independent Accountants.......................................    1
Combined Income Statement for the Year Ended December 31, 1994..........    2
Combined Balance Sheet at December 31, 1994.............................    3
Combined Statement of Cash Flows for the Year Ended December 31, 1994...    4
Combined Statement of Owner's Net Investment for the Year Ended December
  31, 1994..............................................................    5
Combined Statement of Total Recognized Gains and Losses for the Year
  Ended December 31, 1994...............................................    5
Notes to Combined Financial Statements..................................  6 - 16

(b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

    Pfizer Inc. and SmithKline Beecham Animal Health Business Pro Forma Condensed Combined Financial Statements (Unaudited)

                                                                           PAGE
                                                                           -----
Pro Forma Condensed Combined Statement of Income for the Year Ended
 December 31, 1994.......................................................    17
Pro Forma Condensed Combined Balance Sheet at December 31, 1994..........    18
Notes to Pro Forma Condensed Combined Financial Statements...............    19


    On January 19, 1995, Pfizer Inc. ("Pfizer") acquired the SBAH business for approximately $1,476.3 million substantially financed by the issuance of commercial paper. Pfizer acquired the capital stock of certain subsidiaries of SmithKline Beecham plc ("SB plc") operating solely in the animal health business and certain net assets used in the animal health business from other SB plc subsidiaries.


    SBAH is a major participant in the non-nutritional area of the global animal health industry and is particularly strong in cattle, swine and companion animal vaccines. It has a significant presence in the US animal health market (non-nutritional) and has a broad presence across Europe with major operations in the United Kingdom, France, Germany, Belgium, the Netherlands and Spain. SBAH manufactures and sells products in four principal categories: vaccines, anti-infectives, productivity enhancers and parasiticides.

    The unaudited pro forma condensed combined balance sheet and income statement information give effect to the transaction as if the acquisition, accounted for as a purchase transaction, had occurred at the balance sheet date or the beginning of the period presented for the income statement. The pro forma information is based on the historical financial statements of SBAH and Pfizer for the year ended December 31, 1994 after giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.


    The historical financial statements of SBAH included in Item 7(a) herein are expressed in pounds sterling and prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"). Each of the historical financial statements presented herein have been adjusted so as to reflect pro forma financial information prepared in accordance with accounting principles generally accepted in the United States ("US GAAP") and have been translated into US dollars at appropriate exchange rates. The reconciliations of the approximate effect on net income and owner's net investment of differences between UK GAAP and US GAAP provided in the historical financial statements of SBAH were utilized to make the necessary adjustments to US GAAP. The exchange rates used to translate the balance sheet and income statement were 1.56 dollars to pounds (the rate at December 31, 1994) and 1.53 dollars to pounds (the average 1994 rate), respectively. Other than the pro forma adjustments outlined in the accompanying notes to the condensed combined pro forma financial statements, no benefits resulting from expected operational synergies have been reflected in such pro forma financial statements.



    These pro forma financial statements do not purport to indicate what Pfizer's financial position or results of operations would actually have been had the acquisition been in effect since the assumed dates, or to project Pfizer's results of operations or financial position for any future period. The pro forma financial statements should be read in conjunction with the audited financial statements and related notes of Pfizer included in the 1994 Annual Report on Form 10-K.


(c) Exhibits

    2* Stock and Asset Purchase Agreement, dated as of November 23, 1994, between SmithKline Beecham plc and Pfizer Inc., as amended.


    23 Consent of Price Waterhouse and Coopers and Lybrand.


    *   Previously filed

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          PFIZER INC.
                                          (Registrant)

                                          By:      /s/ Terence J. Gallagher
                                          --------------------------------------
                                                   Terence J. Gallagher
                                          Vice President -- Corporate Governance

Date: May 10, 1995

                             SMITHKLINE BEECHAM PLC

                             ANIMAL HEALTH BUSINESS

                         COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of SmithKline Beecham plc

    We have audited the accompanying Combined Financial Statements of the SmithKline Beecham Animal Health Business ("the Business") prepared on a standalone basis which are expressed in pounds sterling except where specifically identified. These financial statements are the responsibility of the management of SmithKline Beecham plc. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United Kingdom and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    As discussed in Notes 1 and 2 to the financial statements, separate combined financial statements were not previously prepared for the Business. In the past, certain SmithKline Beecham plc costs were directly allocated to the Business for Group reporting purposes and a similar allocation has been made for the purposes of these financial statements. Accordingly, the costs included in these combined financial statements are not necessarily indicative of the actual costs that the Business may have incurred as an independent business. In addition, since intercompany  trading terms may  be different to third  party trading terms, the combined financial statements may not necessarily present the financial position, results of operations and cash flows of the Business as if it were a standalone business.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Business at December 31, 1994 and the combined results of its operations and its cash flows for the year ended December 31, 1994 in conformity with generally accepted accounting principles in the United Kingdom.

    Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income expressed in pounds sterling for the year ended December 31, 1994 and the determination of owner's net investment expressed in pounds sterling at December 31, 1994 to the extent summarized in Note 4 to the financial statements.

Coopers & Lybrand                                               Price Waterhouse
Chartered Accountants                                      Chartered Accountants
and Registered Auditors                                  and Registered Auditors
London, England                                                  London, England

April 18, 1995

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS

                           COMBINED INCOME STATEMENT

                                                                    YEAR ENDED
                                                                    DECEMBER 31
                                                                       1994
                                                                        LM
                                                                    -----------
Net sales.........................................................     420.7
Cost of goods sold................................................    (160.0)
                                                                    -----------
Gross profit......................................................     260.7
Selling, general and administrative expenses......................    (143.6)
Research and development expenses.................................     (39.6)
                                                                    -----------
Trading income....................................................      77.5
Interest expense..................................................      (6.8)
Interest income...................................................       3.5
Equity in earnings of associated undertakings.....................       0.1
                                                                    -----------
Income before taxes and minority interests........................      74.3
Taxes on income...................................................     (32.9)
                                                                    -----------
Income before minority interests..................................      41.4
Equity minority interests.........................................       0.6
                                                                    -----------
Net income........................................................      42.0
                                                                    -----------
                                                                    -----------

                   See Notes to Combined Financial Statements

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS

                             COMBINED BALANCE SHEET

                                                                     DECEMBER 31
                                                                        1994
                                                                         LM
                                                                     -----------
                                     ASSETS
Current assets
  Cash, including short-term deposits of L3.1 million..............       20.5
  Trade receivables................................................       78.7
  Amounts due from owner...........................................        1.5
  Inventories......................................................       80.7
  Prepaid expenses and other current assets........................        8.3
                                                                         -----
Total current assets...............................................      189.7
  Investments, including equity in associated undertakings.........        0.3
  Deferred taxation................................................       15.8
  Property, plant and equipment, less accumulated depreciation of
   L83.1 million...................................................      148.7
  Intangible assets less accumulated amortization of L0.6
   million.........................................................       15.7
  Other assets.....................................................        1.6
                                                                         -----
Total assets.......................................................      371.8
                                                                         -----
                                                                         -----

                     LIABILITIES AND OWNER'S NET INVESTMENT
Current liabilities
  Accounts payable.................................................       18.6
  Short-term borrowings............................................       21.4
  Accrued taxes....................................................        3.7
  Accrued liabilities..............................................       41.7
  Amounts due to owner.............................................       17.1
                                                                         -----
Total current liabilities..........................................      102.5
  Accrued post-retirement benefits.................................       10.6
  Other liabilities................................................        5.4
                                                                         -----
Total liabilities..................................................      118.5
Commitments and contingent liabilities
Owner's net investment.............................................      253.3
                                                                         -----
Total liabilities and owner's net investment.......................      371.8
                                                                         -----
                                                                         -----

                   See Notes to Combined Financial Statements

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS
                        COMBINED STATEMENT OF CASH FLOWS

                                                                    YEAR ENDED
                                                                    DECEMBER 31
                                                                       1994
                                                                        LM
                                                                    -----------
Trading income....................................................      77.5
  Depreciation charges............................................      11.4
  Amortization charges............................................       0.6
  Miscellaneous items, including exchange.........................      (6.1)
  Increase in inventories.........................................      (1.6)
  Decrease in trade receivables, prepaid expenses and other
   current assets.................................................       1.3
  Decrease in accounts payable, accrued taxes and accrued
   liabilities....................................................      (2.3)
  Decrease in amounts due to and due from owner, net..............      14.1
                                                                       -----
Net cash inflow from operating activities.........................      94.9
                                                                       -----
Returns on investments and servicing of finance
  Interest received...............................................       3.5
  Interest paid...................................................      (6.8)
  Dividends paid..................................................     (41.8)
                                                                       -----
Net cash outflow from returns on investments and servicing of
 finance..........................................................     (45.1)
                                                                       -----
Taxation
  Taxes paid......................................................     (34.9)
                                                                       -----
Investing activities
  Purchase of property, plant and equipment.......................     (22.6)
  Purchase of intangible fixed assets.............................      (4.8)
  Proceeds from sales of property, plant and equipment............       1.1
  Purchase of investments.........................................      (0.1)
                                                                       -----
Net cash outflow from investing activities........................     (26.4)
                                                                       -----
Net cash outflow before owner's contribution......................     (11.5)
                                                                       -----
Owner's contribution..............................................       5.6
                                                                       -----
Decrease in cash and cash equivalents.............................      (5.9)
Cash and cash equivalents at beginning of year....................       4.9
Effect of exchange rate changes on cash and cash equivalents......       0.1
                                                                       -----
Cash and cash equivalents at end of year..........................      (0.9)
                                                                       -----
                                                                       -----

    The Combined Statement of Cash Flows has been prepared under FRS1, "Cash Flow Statements", which complies with International Accounting Standard 7, "Statement of Changes in Financial Position".

    The movement in cash and cash equivalents for the year, under FRS1, includes short-term loans and overdrafts.

                   See Notes to Combined Financial Statements

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS
                  COMBINED STATEMENT OF OWNER'S NET INVESTMENT

                                                                            LM
                                                                          ------
Balance at December 31, 1993............................................   260.0
Net income..............................................................    42.0
Exchange adjustments on foreign currency net investment.................   (15.7)
Owner's contribution....................................................     5.6
Other movements.........................................................     3.2
Dividends...............................................................   (41.8)
                                                                          ------
Balance at December 31, 1994............................................   253.3
                                                                          ------
                                                                          ------

    Under U.K. GAAP, the aggregate amount of goodwill generated through direct acquisitions by the Business, net of disposals, which has been eliminated from the balance sheet amounts to L51.2 million. Included in the above is L3.1 million related to the revaluation reserve.

            COMBINED STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

                                                                    YEAR ENDED
                                                                    DECEMBER 31
                                                                       1994
                                                                        LM
                                                                    -----------
Net income........................................................      42.0
Exchange adjustments on foreign currency net investment...........     (15.7)
                                                                       -----
Total recognized gains and losses for the year....................      26.3
                                                                       -----
                                                                       -----

                   See Notes to Combined Financial Statements

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION
    On November 23, 1994, SmithKline Beecham plc ("SB plc") announced the sale of its worldwide Animal Health Business ("the Business") to Pfizer Inc. ("Pfizer"). The sale was completed on January 19, 1995. Pfizer acquired the capital stock of certain SB plc subsidiaries operating solely in the animal health business and certain net assets used in the animal health business of other SB plc subsidiaries.

    The Business is a major participant in the non-nutritional area of the global animal health industry and is particularly strong in cattle, swine and companion animal vaccines. It has a significant presence in the U.S. animal health market (non-nutritional) and has a broad presence across Europe with major operations in the United Kingdom, France, Germany, Belgium, the Netherlands and Spain. The Business manufactures and sells products in four principal categories: vaccines, anti-infectives, productivity enhancers and parasiticides.

    Separate financial statements have not been previously prepared as historically the Business has been managed mostly through divisions of subsidiary entities of SB plc. The combined financial statements have been prepared from SB plc's historical accounting records as if the operations of the Business in each country had been conducted exclusively within a wholly-owned subsidiary of the SB plc subsidiary in that country. In that context, there would be no direct ownership relationship among the various entities comprising the Business. Accordingly, SB plc and its subsidiaries' net investment in the Business (owner's net investment) is shown in lieu of shareholders' equity in the combined financial statements.


    It should be noted that no separate formal tax assessment was ever prepared for the Business while it was owned by SB plc. As further described in Notes 7 and 16, current and deferred income taxes and related tax expense have been calculated through the application of accounting principles generally accepted in the United Kingdom ("U.K. GAAP") to each Business operation in the applicable country as if it were a standalone taxpayer. Certain other allocations have been made for purposes of preparing these combined financial statements as more fully described in Note 2, Related Parties.


    Allocated costs and charges are not necessarily indicative of the actual expenses that the Business might have incurred as an independent business or as part of Pfizer. Charges and allocations of costs for facilities and services performed by SB plc operations outside of the Business have been deemed to be paid by the Business to SB plc in cash during the period in which such costs were recorded in the combined financial statements. Current income taxes payable by the Business are deemed to have been remitted in cash to SB plc or the appropriate taxing authority, as applicable, during the period in which the related tax expense was recorded.

    Because the terms of intercompany transactions and allocations may not be the same as those that would result among unrelated parties, the combined financial statements may not necessarily present the financial position, results of operations and cash flows of the Business as if it were a standalone entity.

    The Business' manufacturing operations are generally conducted at sites used exclusively by the Business. However, certain manufacturing operations are conducted at sites where other SB plc manufacturing operations are present. At these shared sites, only the assets used exclusively by the Business are included in the combined balance sheet.

    The Business had no significant borrowings and there has been no allocation of SB plc's borrowings and related interest expense.

    Amounts included in the combined balance sheet as being due from or due to the owner relate to amounts payable or receivable from various SB plc entities (which are not among the entities that comprise the Business) for transactions entered into during the normal course of business.

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

1.  BASIS OF PRESENTATION (CONTINUED)
    Since the Business was owned through December 31, 1994 by SB plc, a U.K. company subject to the requirements of U.K. GAAP, the combined financial statements of the Business have been prepared in accordance with U.K. GAAP.

2.  RELATED PARTIES
    As explained in Note 1, the Business was part of SB plc throughout the year ended December 31, 1994. The Business incurred certain headquarters costs and was also allocated certain expenses incurred by the corporate headquarters of SB plc. These expenses were allocated by management based on various methods which management considered reasonable. However, such costs and allocations do not necessarily represent the level of costs which might have been incurred had the Business been operated on a standalone basis for the period nor those which may be incurred under Pfizer ownership.

    The Business participates in a number of employee benefit plans, including pension, savings, healthcare and life insurance, which are administered by SB plc. The Business also participates in the SmithKline Beecham Corporation ("SB Corp") pension plan for U.S. salaried employees. Obligations and related expenses of such benefits have been recorded by the Business. See Note 20.

    It is not feasible to segregate all of the above charges from costs incurred directly by the Business. However, selling, general and administrative expenses include L5.6 million for the year ended December 31, 1994 representing allocations of general corporate expenses to the Business.

    Certain packaging, raw materials and finished goods are manufactured for the Business by SB plc and are purchased at prices which approximate SB plc's manufacturing cost.

    For the year ended December 31, 1994, certain of the entities which comprise the Business participated in SB plc's worldwide centralized cash management system. Under this system, generally all cash generated by certain of the Business' entities was transferred to SB plc. For certain entities, shared funding arrangements existed whereby cash was held in the account of another SB plc entity on a site shared with the Business.

3.  STATEMENT OF ACCOUNTING POLICIES
    The significant accounting policies used in the preparation of the combined financial statements of the Business are set forth below. The combined financial statements have been prepared under the historical cost convention, modified for the revaluation of land and buildings.

    BASIS OF COMBINATION

    The combined financial statements include the accounts of individual entities of the Business, except for the Business' associated undertaking in India which is accounted for under the equity method. All material transactions and accounts between individual entities comprising the Business have been eliminated in combination.

    CURRENCY TRANSLATION

    Income statements of entities operating outside the U.K. are translated to sterling using average rates of exchange for the period. The net assets of such entities are translated to sterling at the rates of exchange ruling at the balance sheet date.

    Exchange differences which relate to the translation of the net assets of overseas companies are taken directly to owner's net investment. All other exchange differences are taken to the income statement.

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

3.  STATEMENT OF ACCOUNTING POLICIES (CONTINUED)
    The costs and benefits arising from hedging arrangements taken out to mitigate the effect of exchange rate fluctuations on profits are dealt with in the income statement in the year in which the related exposure arises.

    RESEARCH AND DEVELOPMENT EXPENDITURE

    Laboratory buildings and equipment used for research and development are capitalized as property, plant and equipment and written off in accordance with the Business' depreciation policy. Other research and development expenditures are written off in the year when incurred.

    INCOME TAXES

    The taxable income/loss of each taxable entity within the Business was included in the tax return of the appropriate SB plc entity of which it was a part. No separate income tax returns were prepared or filed for the Business as a whole.

    Current tax expense has been calculated as if each entity within the Business was a separate taxpayer. Income taxes currently payable are deemed to have been remitted in cash to SB plc or the appropriate taxing authority, as applicable, during the period in which the liability arose.

    Deferred income taxes and related tax expense have been calculated as if the Business were a standalone taxpayer using the liability method where it is probable that tax liabilities will become payable or tax assets will crystallize within the foreseeable future. For post-retirement benefits other than pensions, deferred taxation has been set up in full.

    OPERATING LEASES

    Operating lease rentals are charged to the income statement on a straight line basis over the lease term.

    GOODWILL

    Goodwill, representing the excess of the purchase consideration over the fair value of the net separable assets acquired, is eliminated in the balance sheet against owner's net investment in the year of acquisition, and accordingly, is not reflected as an asset nor amortized through the income statement.

    INTANGIBLE ASSETS AND AMORTIZATION

    Acquired licenses, patents, know-how and marketing rights are capitalized and amortized over their estimated useful lives, but no longer than 20 years. Items capitalized are restricted to those related to specific compounds or products which are being developed for commercial applications. The estimated useful lives for determining the amortization charge are reviewed annually, and take into account the estimated time it takes to bring the compounds or products to market as marketable products. Any development costs which are incurred by the Business and are associated with acquired licenses, patents, know-how or marketing rights are written-off to the income statement when incurred.

    PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

    Property, plant and equipment are stated at cost (or professional valuation in the case of certain land and buildings), less depreciation. Depreciation is charged on the cost or valuation of property, plant and equipment, except freehold land, in equal annual installments over their estimated useful lives. The range of average lives for each major asset category are:

Freehold buildings            20 to 50 years  Plant and equipment   10 to 20 years
Leasehold land and buildings  Term of lease   Vehicles              5 to 7 years

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

3.  STATEMENT OF ACCOUNTING POLICIES (CONTINUED)
    The profit or loss on the disposal of an asset is calculated as the difference between the net sale proceeds and the net book value, whether carried at cost or at valuation.

    INVENTORIES

    Inventories are stated at the lower of cost or net realizable value. Inventories are valued using the first in, first out method. The cost of finished goods and work in progress comprises raw materials, direct labor and related production overheads.

    CASH AND SHORT-TERM DEPOSITS

    All cash and short-term deposits included in the combined balance sheet are highly liquid investments with an original maturity of three months or less.

    The carrying value of cash and short-term deposits is a reasonable estimate of fair value. The Business and SB plc place cash and short-term deposits with high credit, quality financial institutions.

    RETIREMENT BENEFITS

    The cost of providing pension and other post-retirement benefits is charged to the income statement over the periods benefiting from the employees' services and is based on the advice of actuaries. Such expenses have been based on the active employees of the Business. The difference between the charge to the income statement and the contributions paid to the retirement plans (where they exist) is included as an asset or liability in the combined balance sheet.

    OWNER'S NET INVESTMENT

    Owner's net investment consists of the accumulated earnings of the Business, accumulated translation adjustments, revaluation reserves and contributions to or from the owner, less goodwill. Contributions to or from the owner are primarily financing arrangements between the owner and various entities of the Business which are normally not settled in cash. In those cases where financing arrangements with the owner are interest bearing or an interest charge has been incurred, interest income and interest expense have been taken through the income statement. Dividends paid to SB plc by legal subsidiaries have been deducted from accumulated earnings.

4. SUMMARY OF DIFFERENCES BETWEEN U.K. AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND OTHER U.S. INFORMATION
    The Business' combined financial statements have been prepared in accordance with U.K. GAAP which differs in certain significant respects from U.S. GAAP. These differences relate principally to the items set forth below.

    (a) GOODWILL

    Under U.K. GAAP, the Business eliminates goodwill directly against owner's net investment. Under U.S. GAAP, goodwill is capitalized and amortized by charges against income over the period, which it is estimated, is to be benefited. Goodwill eliminated directly against owner's net investment in the U.K. GAAP combined financial statements has been reinstated and amortized over a 40-year period, which is the estimated useful life for the purpose of U.S. GAAP.

    (b) PURCHASE ACCOUNTING ADJUSTMENTS

    Under U.K. GAAP, the Business' combined financial statements have been prepared using the historical cost (modified for the revaluation of land and buildings) of the net assets of the entities comprising the Business. There has been no push-down or allocation of purchase accounting adjustments, including goodwill and associated amortization, related to the 1989 merger of SmithKline Beckman Corporation and Beecham Group plc, a portion of which would be attributable to the

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

4. SUMMARY OF DIFFERENCES BETWEEN U.K. AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND OTHER U.S. INFORMATION (CONTINUED)
Business. Under U.S. GAAP, the purchase method of accounting is required for this transaction. Accordingly, goodwill and related amortization applicable to the Business would be reflected in the Business' combined financial statements. For the purposes of this reconciliation to U.S. GAAP, it has been assumed that SmithKline Beckman Corporation was the acquiree.

    (c) INTANGIBLE ASSETS

    Under U.K. GAAP, the costs of acquiring separately identifiable intangible assets such as patents, licenses and marketing rights to develop specific compounds or products for commercial application have been capitalized separately from goodwill and are amortized over their estimated useful lives, but no longer than 20 years. Under U.S. GAAP, payments made for purchased intangible assets which are still in development are charged directly to the combined income statement.

    (d) CAPITALIZATION OF INTEREST

    Under U.K. GAAP, the capitalization of interest is not required and the Business does not capitalize interest in its combined financial statements. U.S. GAAP requires interest incurred as part of the cost of acquiring fixed assets to be capitalized and amortized over the life of the asset. The effect on the Business' net income related to this difference is not significant.

    (e) DEFERRED TAX

    Under U.K. GAAP, provision is made for deferred tax under the liability method where it is probable that a tax liability will become payable or a tax asset will crystallize within the foreseeable future. In the U.S., Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", requires deferred tax to be provided on a full liability basis, and a valuation adjustment is established against deferred tax assets where it is more likely than not that some portion will not be realized.

    (f) PROPERTY REVALUATION

    Under U.K. GAAP, properties are carried either at original cost or a subsequent valuation, less related depreciation calculated on the revalued amount where applicable. Any surplus or deficit (to the extent that the revaluation reserve is in surplus) on the revaluation of a property is taken directly to owner's net investment. Under U.S. GAAP, revaluations of properties are not permitted. Accordingly, those assets are restated to historical cost and the depreciation charge is adjusted. The effect on the Business' net income related to this difference is not significant.

    (g) POST-RETIREMENT BENEFITS AND PENSIONS

    SFAS No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions", and SFAS No. 87, "Employers' Accounting for Pensions", requires the use of a discount rate which reflects current market rates in determining the provision for these benefits. U.K. GAAP permits the use of longer term discount rates.

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

4. SUMMARY OF DIFFERENCES BETWEEN U.K. AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND OTHER U.S. INFORMATION (CONTINUED)
    Approximate  effect on net income of  differences between U.K. GAAP and U.S.
GAAP:

                                                                    YEAR ENDED
                                                                    DECEMBER 31
                                                                       1994
                                                                        LM
                                                                    -----------
Net income per U.K. GAAP..........................................      42.0
U.S. GAAP adjustments (net of taxation):
  Purchase accounting and goodwill:
    Amortization of goodwill......................................      (5.1)
    Amortization of intangible and other assets...................      (1.1)
  Intangible assets...............................................       0.3
  Deferred taxation...............................................       2.3
  Post-retirement benefits and pensions...........................      (2.1)
                                                                         ---
Net income per U.S. GAAP..........................................      36.3
                                                                         ---
                                                                         ---

    Approximate effect on owner's net investment of differences between U.K. GAAP and U.S. GAAP:

                                                                    DECEMBER 31
                                                                       1994
                                                                        LM
                                                                    -----------
Owner's net investment per U.K. GAAP..............................     253.3
U.S. GAAP adjustments:
  Purchase accounting and goodwill:
    Goodwill......................................................     265.4
    Intangible and other assets...................................      10.4
  Intangible assets...............................................     (11.2)
  Capitalization of interest......................................       1.1
  Deferred taxation...............................................       0.5
  Revaluation reserve.............................................      (3.1)
  Post-retirement benefits and pensions...........................     (11.1)
                                                                       -----
Owner's net investment per U.S. GAAP..............................     505.3
                                                                       -----
                                                                       -----

5.  SEGMENT INFORMATION

                                      NET SALES    TRADING INCOME      TOTAL
                                     YEAR ENDED      YEAR ENDED       ASSETS
                                     DECEMBER 31    DECEMBER 31     DECEMBER 31
                                        1994            1994           1994
                                         LM              LM             LM
                                     -----------   --------------   -----------
Geographical analysis:
  United Kingdom...................      23.9            9.7            22.8
  United States of America.........     209.0           71.0           211.0
  Continental Europe...............      98.0           21.1            88.3
  Rest of the World................      89.8           15.3            49.7
  Research and Development.........     --             (39.6)          --
                                        -----          -----           -----
                                        420.7           77.5           371.8
                                        -----          -----           -----
                                        -----          -----           -----

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

5.  SEGMENT INFORMATION (CONTINUED)
    The   Business  operates  within  a   single  industry  segment.  The  above
geographical analysis of sales is by geographical destination. The geographical analysis of sales by location of entity is as follows:

                                                                            LM
                                                                           -----
Geographical analysis:
  United Kingdom.........................................................   41.8
  United States of America...............................................  215.9
  Continental Europe.....................................................  121.0
  Rest of the World......................................................   79.3
  Intra-Business.........................................................  (37.3)
                                                                           -----
                                                                           420.7
                                                                           -----
                                                                           -----

6.  INTEREST

                                                                    YEAR ENDED
                                                                    DECEMBER 31
                                                                       1994
                                                                        LM
                                                                    -----------
Interest expense:
  Bank overdrafts and other short-term borrowings.................     (1.6)
  Related party interest expense..................................     (5.2)
                                                                        ---
Total interest expense............................................     (6.8)
                                                                        ---
Interest income:
  Related party interest income...................................      2.7
  Third party interest income.....................................      0.8
                                                                        ---
Total interest income.............................................      3.5
                                                                        ---
                                                                        ---

    Related party interest income and interest expense relates to financing arrangements between various entities of the Business and the owner. Certain of such amounts due from the owner under these financing arrangements are not interest bearing. In addition, the Business is not assessed an interest charge on certain of the amounts due to the owner under these financing arrangements. As described in Note 3, such financing arrangements are included as a component of owner's net investment.

7.  TAXES ON INCOME
    The provision for taxes consisted of the following:

                                                                    YEAR ENDED
                                                                    DECEMBER 31
                                                                       1994
                                                                        LM
                                                                    -----------
United Kingdom taxation:
  U.K. Corporation tax at 33%.....................................       1.5
                                                                         ---
Overseas:
  U.S. Federal taxes..............................................      13.9
  U.S. State taxes................................................       2.6
  Other overseas taxes............................................      14.9
                                                                         ---
Total taxes on income.............................................      32.9
                                                                         ---
                                                                         ---
Comprising:
  Current taxes...................................................      32.3
  Deferred taxes..................................................       0.6
                                                                         ---
                                                                        32.9
                                                                         ---
                                                                         ---

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

7.  TAXES ON INCOME (CONTINUED)
    The above charges reconcile with the applicable U.K. statutory corporation tax rates as follows:

                                                                    YEAR ENDED
                                                                    DECEMBER 31
                                                                       1994
                                                                         %
                                                                    -----------
Statutory U.K. corporation tax rate...............................      33.0
Tax rate differences..............................................       1.6
U.S. state taxes..................................................       3.5
Losses............................................................       5.6
Other, net........................................................       0.6
                                                                         ---
Effective tax rate................................................      44.3
                                                                         ---
                                                                         ---

8.  ACQUISITIONS
    During 1994, the Business purchased certain rights from American Home Products Corporation which comprise the majority of the L4.8 million intangible asset additions for the year.

9.  INVENTORIES

                                                                    DECEMBER 31
                                                                       1994
                                                                        LM
                                                                    -----------
Raw materials and consumables.....................................      15.8
Work in progress..................................................      27.0
Finished goods and goods for resale...............................      37.9
                                                                         ---
                                                                        80.7
                                                                         ---
                                                                         ---

10. PREPAID EXPENSES AND OTHER CURRENT ASSETS

                                                                    DECEMBER 31
                                                                        1994
                                                                         LM
                                                                    ------------
Prepaid pension obligation........................................        2.4
Prepayments and accrued income....................................        2.3
Other.............................................................        3.6
                                                                          ---
                                                                          8.3
                                                                          ---
                                                                          ---

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

11. PROPERTY, PLANT AND EQUIPMENT
    The properties of the Business were professionally valued at March 31, 1993 on the basis of open market value for their existing use or, in the case of certain specialist properties, on a depreciated replacement cost basis by Messrs. Jones Lang Wootton, Chartered Surveyors, London. The revalued amounts have been included in the table set out below.

                                                                    DECEMBER 31
                                                                       1994
                                                                        LM
                                                                    -----------
Cost or valuation:
  Freehold land and buildings.....................................      78.0
  Plant, equipment and vehicles...................................     138.0
  Construction-in-progress........................................      15.8
                                                                       -----
Total.............................................................     231.8
                                                                       -----
Less accumulated depreciation:
  Freehold buildings..............................................      20.5
  Plant, equipment and vehicles...................................      62.6
                                                                       -----
Total.............................................................      83.1
                                                                       -----
Net book value....................................................     148.7
                                                                       -----
                                                                       -----

    The charge for depreciation was L11.4 million for the year ended December 31, 1994.

12. INTANGIBLE FIXED ASSETS
    Intangible fixed assets, comprising primarily licenses and patents, were stated at a cost of L16.3 million less accumulated amortization of L0.6 million at December 31, 1994. The charge for amortization was L0.6 million for the year ended December 31, 1994.

13. SHORT-TERM BORROWINGS

                                                                    DECEMBER 31
                                                                       1994
                                                                        LM
                                                                    -----------
Short-term loans..................................................       8.6
Overdrafts........................................................      12.8
                                                                         ---
                                                                        21.4
                                                                         ---
                                                                         ---

    The weighted average interest rate related to such borrowings was 5.1%. The carrying value of short-term borrowings is a reasonable estimate of fair value based on the quoted market prices of these or similar instruments.

14. ACCRUED LIABILITIES

                                                                    DECEMBER 31
                                                                       1994
                                                                        LM
                                                                    -----------
Other taxes and social security...................................       4.1
Accruals..........................................................      33.5
Other.............................................................       4.1
                                                                         ---
                                                                        41.7
                                                                         ---
                                                                         ---

    Accruals include accruals for wages and salaries of L17.3 million.

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

15. FINANCIAL INSTRUMENTS
    In the normal course of business, SB plc, on behalf of the Business, entered into a variety of financial instruments to reduce its risk associated with fluctuations in foreign currencies. The counterparties to these instruments consist of a large number of major international financial institutions. Although the Business is potentially exposed to credit loss in the event of non-performance by the counterparties to these instruments, such credit risk is controlled through credit rating review of the counterparties, limiting the total amount of agreements or contracts entered into with any one party and other monitoring procedures.

    All such financial instruments have matured, expired or were otherwise closed out prior to December 31, 1994 and, as such, no deferred balances are included in the combined balance sheet at December 31, 1994. The purpose of the Business' foreign currency hedging activities was to protect the Business from the risk that the eventual pound sterling net cash inflows resulting from the sale of products to foreign customers and purchases from foreign suppliers will be adversely affected by changes in exchange rates, and also to manage the exposure of the Business' balance sheet to foreign exchange risk. Refer to Note 5 for a geographical analysis of the Business' net sales and total assets. Hedging gains attributable to the Business for the year ended December 31, 1994 were L0.5 million.

    The Business does not believe it is exposed to any material concentrations of credit risk.

    The carrying value of cash and short-term deposits is a reasonable estimate of fair value. The Business places its cash and short-term deposits with high credit, quality financial institutions. The estimated fair value of short-term deposits approximates its carrying value based on the quoted market prices of these or similar instruments.

16. DEFERRED TAXES

                                                                    DECEMBER 31
                                                                       1994
                                                                        LM
                                                                    -----------
Amounts included in the accounts:
  Other post-retirement benefits..................................       3.7
  Other timing differences (net)..................................      12.1
                                                                         ---
Total deferred taxes..............................................      15.8
                                                                         ---
                                                                         ---
Potential recoveries (liabilities) not provided in the accounts:
  Losses..........................................................       2.9
  Unrealized profit in inventory..................................      (2.0)
  Other timing differences, net...................................       3.2
                                                                         ---
                                                                         4.1
                                                                         ---
                                                                         ---

17. CONTINGENT LIABILITIES
    The Business is involved in various legal and administrative proceedings considered normal to its business, including suits claiming damages as a result of the use of the Business' products and services and other matters.

    SB plc's management is of the opinion that, while the outcome of the litigation and proceedings cannot be predicted with any certainty, the ultimate liability over and above any accrual made in the accounts, if any, should not have a material adverse effect on the Business' financial condition, results of its operations or its liquidity.

                 SMITHKLINE BEECHAM PLC ANIMAL HEALTH BUSINESS
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

18. COMMITMENTS
    The Business has various purchase commitments for materials, supplies and property, plant and equipment items to be used in its normal operations. In the aggregate, such commitments are not at prices in excess of current market value.

19. LEASES
    The Business had commitments under operating leases principally in respect of land and buildings summarized as follows:

                          YEAR ENDING DECEMBER 31                            LM
                               -------------                                 ---
1995.......................................................................  3.3
1996.......................................................................  1.9
1997.......................................................................  0.2
1998.......................................................................  0.1
1999.......................................................................  0.1
2000 and thereafter........................................................  0.1
                                                                             ---
                                                                             5.7
                                                                             ---
                                                                             ---

    Operating lease rentals amounted to L4.3 million in 1994.

20. RETIREMENT BENEFITS
    PENSIONS

    The Business participates in SB plc pension plans throughout the world covering the majority of employees. These plans are devised in accordance with local conditions and practices in the country concerned and include defined contribution and benefit schemes. The assets of the plans are generally held in a separately administered trust or are insured. Pension plan assets are managed by independent professional investment managers. The U.S. employees of the Business participate in the SB plc defined benefit plan in the U.S.

    It is the policy of SB plc that none of the assets of the funds are invested directly or indirectly in any SB plc company. The contributions to the plans are assessed in accordance with independent actuarial advice mainly using the projected unit credit method.

    The total pension cost for the Business was L3.2 million for the year ended December 31, 1994. These costs are not necessarily indicative of actual pension costs that the Business may have incurred as an independent business.

    OTHER POST-RETIREMENT BENEFITS

    In addition to pension benefits, approximately 1,550 of the Business' active employees in the U.S. become eligible for certain healthcare and life insurance benefits upon retirement. The amount charged to the combined income statement of the Business for the year ended December 31, 1994 for these items was L1.6 million. These costs are not necessarily indicative of actual costs that the Business may have incurred as an independent business.

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1994
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                              PRO FORMA    PRO FORMA
                                            PFIZER INC.    SBAH              ADJUSTMENTS   COMBINED
                                            -----------   ------             -----------   ---------
Net sales.................................   $  8,281.3   $644.4                           $ 8,925.7
Costs and expenses
  Cost of sales...........................      1,918.6    245.1                             2,163.7
  Selling, informational and
   administrative expenses................      3,250.8    223.2                             3,474.0
  Research and development expenses.......      1,139.4     60.7                             1,200.1
  Other deductions -- net.................        111.0     13.9        (4)    $118.0          242.9
                                            -----------   ------             -----------   ---------
Income before provision for taxes on
 income and minority interests............      1,861.5    101.5               (118.0)       1,845.0
Provision for taxes on income.............        558.5     46.9        (4)     (37.9)         567.5
Minority interests........................          4.6      (.9)                                3.7
                                            -----------   ------             -----------   ---------
Net income................................   $  1,298.4   $ 55.5               $(80.1)     $ 1,273.8
                                            -----------   ------             -----------   ---------
                                            -----------   ------             -----------   ---------
Earnings per common share
  Net income..............................   $     4.19                                    $    4.11
                                            -----------                                    ---------
                                            -----------                                    ---------
Weighted average common shares and common
 share equivalents outstanding............        310.2                                        310.2
                                            -----------                                    ---------
                                            -----------                                    ---------

  See accompanying notes to pro forma condensed combined financial statements.

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

                               DECEMBER 31, 1994
                                 (IN MILLIONS)

                                     ASSETS

                                                                                                 PRO FORMA    PRO FORMA
                                                             PFIZER INC.    SBAH                ADJUSTMENTS   COMBINED
                                                             -----------  ---------             -----------  -----------
Current assets
  Cash and cash equivalents................................  $   1,458.5  $    32.0        (2)   $   (25.4)  $   1,465.1
  Short-term investments...................................        560.1                                           560.1
  Accounts receivable......................................      1,665.0      122.8                              1,787.8
  Inventories..............................................      1,264.9      125.9        (3)        25.4       1,416.2
  Prepaid expenses, taxes and other current assets.........        839.9       11.5        (2)        (2.0)        849.4
                                                             -----------  ---------             -----------  -----------
    Total current assets...................................      5,788.4      292.2                   (2.0)      6,078.6
Long-term loans and marketable securities..................        724.3                                           724.3
Property, plant and equipment, less accumulated
 depreciation..............................................      3,073.2      228.9        (3)        28.4       3,330.5
Goodwill, less accumulated amortization....................        325.7      414.0        (3)       358.3       1,098.0
Other assets, deferred taxes and deferred charges..........      1,186.9       51.6        (2)       (27.9)      1,465.5
                                                                                           (3)       254.9
                                                             -----------  ---------             -----------  -----------
    Total assets...........................................  $  11,098.5  $   986.7              $   611.7   $  12,696.9
                                                             -----------  ---------             -----------  -----------
                                                             -----------  ---------             -----------  -----------

                                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings....................................  $   2,220.0  $    33.4        (1)   $ 1,409.6   $   3,676.4
                                                                                           (2)        13.4
  Accounts payable.........................................        524.9       29.0                                553.9
  Other current liabilities................................      2,081.0       97.5        (1)        66.7       2,194.0
                                                                                           (2)       (51.2)
                                                             -----------  ---------             -----------  -----------
    Total current liabilities..............................      4,825.9      159.9                1,438.5       6,424.3
Long-term debt.............................................        604.2                                           604.2
Other non-current liabilities..............................      1,305.7       38.5        (2)       (38.5)      1,305.7
Minority interests.........................................         38.8                                            38.8
                                                             -----------  ---------             -----------  -----------
  Total liabilities........................................      6,774.6      198.4                1,400.0       8,373.0
                                                             -----------  ---------             -----------  -----------
Shareholders' Equity
  Common Stock.............................................         34.0                                            34.0
  Additional paid-in capital...............................        651.4                                           651.4
  Retained earnings........................................      5,944.5      788.3        (2)        21.0       5,944.5
                                                                                           (3)      (809.3)
  Currency translation adjustment and other................        196.0                                           196.0
  Employee benefit trust...................................       (749.3)                                         (749.3)
  Common stock in treasury.................................     (1,752.7)                                       (1,752.7)
                                                             -----------  ---------             -----------  -----------
  Total shareholders' equity...............................      4,323.9      788.3                 (788.3)      4,323.9
                                                             -----------  ---------             -----------  -----------
    Total liabilities and shareholders' equity.............  $  11,098.5  $   986.7              $   611.7   $  12,696.9
                                                             -----------  ---------             -----------  -----------
                                                             -----------  ---------             -----------  -----------

  See accompanying notes to pro forma condensed combined financial statements.

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)


(1) To record the financing of the SmithKline Beecham Animal Health ("SBAH") acquisition through the issuance of $1,409.6 million of commercial paper and liabilities incurred of $66.7 million as a direct result of the acquisition for a total preliminary purchase price of $1,476.3 million.


(2) To reflect preliminary adjustment for assets and liabilities relating to the historical SBAH business which were not purchased under the transaction.

(3) To reflect preliminary purchase accounting fair value adjustments and to eliminate Pfizer's investment in SBAH.

                                                                  (IN MILLIONS)
Inventories.....................................................    $   25.4
Property, plant and equipment...................................        28.4
Goodwill........................................................       772.3
Other assets (intangibles)......................................       254.9
                                                                  -------------
  Total fair value adjustments..................................     1,081.0
  Carrying amount of net assets acquired........................       395.3
                                                                  -------------
    Investment in SBAH..........................................    $1,476.3
                                                                  -------------
                                                                  -------------

    The investment in SBAH was based on the cash consideration paid and liabilities incurred, however, the contract provides that certain additional payments or receipts may be made. Such amounts are not expected to be material and have not been reflected herein. The effect of such additional payments or receipts would be an increase or decrease in goodwill.

(4) The following pro forma adjustments have been incorporated into the pro forma condensed combined statement of income:

                                                                  (IN MILLIONS)
(a) Increase in amortization expense related to goodwill assuming
   a 40-year amortization period................................      $19.3
(b) Increase in amortization expense resulting from fair value adjustment for intangibles over periods ranging from 10 to 40
   years........................................................       14.1
(c) Increase in interest expense due to increase in commercial paper at a rate of 6% used to finance the purchase
   transaction..................................................       84.6
                                                                      -----
                                                                      118.0
(d) Tax effect on above items at 35%.............................      37.9
                                                                      -----
                                                                      $80.1
                                                                      -----
                                                                      -----

(5) The allocation of the purchase price resulted in an increase in inventories of $25.4 million which would increase cost of sales. This non-recurring adjustment has not been reflected in the pro forma condensed combined statement of income.